(h)(7)(C)

AMENDED AND RESTATED

PROXY AGENT

FEE ALLOCATION AGREEMENT

THIS PROXY AGENT FEE ALLOCATION AGREEMENT, effective August 21, 2003 (the “Agreement”), is hereby amended and restated the 1st day of January 2008, by and among ING Investments, LLC (“ING Investments”), Directed Services LLC (“DSL”), ING Investment Management Co. LLC (“IIM”), and the ING funds listed on Schedule A attached hereto (each a “Fund,” and collectively the “Funds”), each acting on its own behalf, and on behalf of its series, if any.

WHEREAS, each Fund is an investment company registered under, or a unit investment trust as defined under, the Investment Company Act of 1940, as amended (the “1940 Act”), that is managed or sponsored, as applicable, by ING Investments,  DSL or IIM (each an “Adviser,” and collectively the “Advisers”); and

WHEREAS, the Boards of Directors/Trustees or the Sponsor of each Fund (the “Board”), as applicable, have adopted procedures and guidelines to govern the voting of proxies relating to each Fund’s portfolio securities; and

WHEREAS, the Board has authorized the retention of an independent proxy voting service, Institutional Shareholder Services, Inc. (“ISS”), to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services; and

WHEREAS, the Advisers for the Funds have entered into a Master Services Agreement with ISS dated as of the 1st day of July, 2003, which sets forth the terms and conditions governing the fees (“ISS Fees”) for the ISS services (“Services”) set forth on Addendum No. (ING Funds-ADN.US & Global Voting Agent Service.8/1/2005-I), as amended from time to time (the “Addendum”), to the Master Services Agreement in connection with Fund proxies that are to be paid in advance of receipt of such Services; and

WHEREAS, the Advisers and the Funds now desire to establish (i) the criteria by which the ISS Fees shall be allocated among the Advisers and the Funds in connection with the Services to be provided in connection with the Master Services Agreement; and (ii) the basis on which additional Advisers or Funds for which the Advisers may act as investment manager or Sponsor, as applicable, may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Advisers and the Funds as follows:

1.                                      Allocation of ISS Fees Attributable to Proxy Advisory Services.

The Advisers and each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Proxy Advisory Services based upon the following allocation:

A.                                    U.S. Proxy Advisory Service

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services.  The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in U.S. equity positions as of June 30, 2003, and shall be adjusted semi-annually.  Each Fund’s Net Assets as of June 30, 2003 are listed on Schedule B attached hereto.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services based upon the percentage of each Fund’s net assets that are invested in U.S. equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in U.S. equity positions.

B.                                    Global Proxy Advisory Service

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services. The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in equity securities traded on a foreign exchange as of June 30, 2003, and shall be adjusted semi-annually.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services based upon the percentage of each Fund’s net assets that are invested in equity securities traded on a foreign exchange as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity securities traded on a foreign exchange.

2.                                      Allocation of ISS Fees Attributable to Voting Agent Service.

The Advisers and each Fund, except as noted below, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Voting Agent Services based upon the following allocation:

A.                                    Per Ballot

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services.  The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in equity positions as of June 30, 2003, and shall be adjusted semi-annually.

Each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay a pro rata portion of fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services based upon the percentage of each Fund’s net assets that are invested in equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity positions.

B.                                    Per Account

The amount shall be allocated equally among the Funds, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, Money Market Fund, Fund of Funds, or Feeder Fund, based upon the number of Funds or their series, if any, as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the number of Funds or their series, if any.

3.                                      Allocation of ISS Fees Attributable to Vote Disclosure Services.

Each Fund noted on Schedule A as a Sub-Adviser-Voted Series, Fund of Funds, or Feeder Fund, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Vote Disclosure Services based upon the following allocation:

The amount allocated to each Sub-Adviser-Voted Series, Fund of Funds, and Feeder Fund shall be equal to the Per Fund Service Rate per Unit for Vote Disclosure Services as set forth on the Addendum.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay the remaining ISS Fees attributable to Vote Disclosure Services based upon the following allocation:

The amount shall be allocated on a pro rata basis based upon the percentage of each Fund’s net assets that are invested in equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity positions.

4.                                      Allocation of ISS Fees Attributable to Custom Policy Services.

Each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay the ISS Fees attributable to Custom Policy Services based upon the following allocation:

The amount shall be allocated on a pro rata basis based upon the percentage of each Fund’s net assets that are invested in equity positions as of June 30, 2003.  Such allocations shall be adjusted semi-annually based upon the percentage of each Fund’s net assets that are invested in equity positions.

5.                                      Payments.

Each Adviser and Fund shall pay a portion of the ISS Fees as specified in Sections 1, 2, 3 and 4 above.  Such amounts shall be calculated by and communicated to each Fund’s Adviser and/or custodian, as applicable, by ING Funds Services, LLC.  Payments shall be forwarded quarterly by each Adviser and/or custodian to ISS as follows:

Routing Number: 052001633

A/C # 03935295204

Bank of America

Rockville MD

6.                                      Additional Funds.

(a)                                 If any Advisers are added to the Master Services Agreement, such Adviser shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

(b)                                 If the Advisers add any additional Funds to the Master Services Agreement, such Fund shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

(c)                                  Each additional Adviser that becomes subject to this Agreement in accordance with Section 6(a) above shall pay a portion of the ISS Fees as described in Sections 1 and 2 above, as of the date such Adviser becomes subject to this Agreement.  Such allocation shall be adjusted semi-annually as described in Sections 1 and 2.

(d)                                 Each additional Fund that becomes subject to this Agreement in accordance with Section 6(b) above shall pay a portion of the ISS Fees as described in Sections 1, 2, 3 and 4 above based upon the Fund’s net assets, number of Funds and series, or other prescribed method, as applicable, as of the date such Fund becomes subject to this Agreement.  Such allocation shall be adjusted semi-annually as described in Sections 1, 2, 3 and 4.

7.                                      Continuation and Termination.

The Agreement shall become effective on the date first written above.  It shall continue with respect to an Adviser or a Fund until such Adviser or Fund is removed from the Master Services Agreement, provided that such Adviser’s or Fund’s portion of the ISS Fees has been paid for the period that the Adviser or Fund utilized the Services.

The Agreement shall terminate for all Advisers and Funds upon termination of the Master Services Agreement, provided that all ISS Fees have been paid for the period that the Advisers and Funds utilized the Services.

8.                                      Counterpart

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

On Behalf of: All Funds set forth on Schedule A

/s/ Michael J. Roland
By:	Michael J. Roland
Executive Vice President
Duly authorized to execute and deliver this Agreement on behalf of each Fund set forth on Schedule A to the Agreement.

ING Investments, LLC

/s/ Michael J. Roland
By:	Michael J. Roland
Executive Vice President

Directed Services LLC

/s/ Todd Modic
By:	Todd Modic
Vice President

ING Investment Management Co. LLC

/s/ Christopher Kurtz
By:	Christopher Kurtz
Vice President, Finance

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED

ISS PROXY VOTING FEE ALLOCATION AGREEMENT

ING ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND	ING INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

ING CORPORATE LEADERS TRUST FUND ING Corporate Leaders Trust Fund — Series A	ING INTERNATIONAL HIGH DIVIDEND EQUITY INCOME FUND
ING Corporate Leaders Trust Fund — Series B
ING INVESTORS TRUST
ING EMERGING MARKETS HIGH DIVIDEND EQUITY FUND	ING American Funds Asset Allocation Portfolio(2)
ING EQUITY TRUST	ING American Funds Bond Portfolio(2) ING American Funds Global Growth and Income Portfolio(2)
ING Equity Dividend Fund	ING American Funds Growth Portfolio(2)
ING Growth Opportunities Fund ING MidCap Opportunities Fund	ING American Funds International Growth and Income Portfolio(2)
ING Mid Cap Value Fund	ING American Funds International Portfolio(2)
ING Real Estate Fund	ING American Funds World Allocation Portfolio(2)
ING SmallCap Opportunities Fund	ING Artio Foreign Portfolio(1)
ING Value Choice Fund	ING BlackRock Health Sciences Opportunities Portfolio(1)
ING BlackRock Inflation Protected Bond Portfolio
ING FUNDS TRUST	ING BlackRock Large Cap Growth Portfolio(1)
ING Floating Rate Fund	ING Clarion Global Real Estate Portfolio
ING GNMA Income Fund	ING Clarion Real Estate Portfolio
ING High Yield Bond Fund	ING DFA Global Allocation Portfolio(2)
ING Intermediate Bond Fund	ING DFA World Equity Portfolio(2)
ING FMRSM Diversified Mid Cap Portfolio(1)
ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND	ING Franklin Income Portfolio ING Franklin Mutual Shares Portfolio(1), (2)
ING Franklin Templeton Founding Strategy Portfolio(2)
ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

(1)         Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement.  Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

(2)         As a (1) money market fund (“Money Market Fund”), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds’ proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

1

ING Global Resources Portfolio(1)	ING Global Bond Fund
ING Goldman Sachs Commodity Strategy Portfolio	ING Global Equity Dividend Fund
ING Invesco Van Kampen Growth and Income Portfolio(1)	ING Global Natural Resources Fund
ING JPMorgan Emerging Markets Equity Portfolio(1)	ING Global Opportunities Fund
ING JPMorgan Small Cap Core Equity Portfolio(1)	ING Global Real Estate Fund
ING Large Cap Growth Portfolio	ING Global Value Choice Fund
ING Large Cap Value Portfolio	ING Greater China Fund
ING Limited Maturity Bond Portfolio(1)	ING Index Plus International Equity Fund
ING Liquid Assets Portfolio(1), (2)	ING International Core Fund
ING Marsico Growth Portfolio(1)	ING International Growth Fund
ING MFS Total Return Portfolio(1)	ING International Real Estate Fund
ING MFS Utilities Portfolio	ING International Small Cap Fund
ING Morgan Stanley Global Franchise Portfolio(1)	ING International Value Choice Fund
ING Oppenheimer Active Allocation Portfolio(2)	ING Russia Fund
ING PIMCO High Yield Portfolio(1)
ING PIMCO Total Return Bond Portfolio(1)	ING PARTNERS, INC.
ING Pioneer Fund Portfolio(1)	ING American Century Small-Mid Cap Value Portfolio
ING Pioneer Mid Cap Value Portfolio(1)	ING Baron Small Cap Growth Portfolio
ING Retirement Conservative Portfolio(2)	ING Columbia Small Cap Value II Portfolio
ING Retirement Growth Portfolio(2)	ING Davis New York Venture Portfolio
ING Retirement Moderate Growth Portfolio(2)	ING Fidelity® VIP Contrafund® Portfolio(2)
ING Retirement Moderate Portfolio(2)	ING Fidelity® VIP Equity-Income Portfolio(2)
ING T. Rowe Price Capital Appreciation Portfolio(1)	ING Fidelity® VIP Mid Cap Portfolio(2)
ING T. Rowe Price Equity Income Portfolio(1)	ING Global Bond Portfolio
ING T. Rowe Price International Stock Portfolio	ING Index Solution 2015 Portfolio(2)
ING Templeton Global Growth Portfolio(1)	ING Index Solution 2020 Portfolio(2)
ING U.S. Stock Index Portfolio(1)	ING Index Solution 2025 Portfolio(2)
ING Index Solution 2030 Portfolio(2)
ING MAYFLOWER TRUST	ING Index Solution 2035 Portfolio(2)
ING International Value Fund	ING Index Solution 2040 Portfolio(2)
ING Index Solution 2045 Portfolio(2)
ING MUTUAL FUNDS	ING Index Solution 2050 Portfolio(2)
ING Diversified International Fund(2)	ING Index Solution 2055 Portfolio(2)
ING Emerging Countries Fund	ING Index Solution Income Portfolio(2)
ING Emerging Markets Equity Fund	ING Invesco Van Kampen Comstock Portfolio
ING Invesco Van Kampen Equity and Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Oppenheimer Global Portfolio

(1)         Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement.  Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

(2)         As a (1) money market fund (“Money Market Fund”), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds’ proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

2

ING PIMCO Total Return Portfolio	ING GET U.S. Core Portfolio — Series 14
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio(2)	ING VARIABLE PRODUCTS TRUST
ING Solution 2020 Portfolio(2)	ING International Value Portfolio
ING Solution 2025 Portfolio(2)	ING MidCap Opportunities Portfolio
ING Solution 2030 Portfolio(2)	ING SmallCap Opportunities Portfolio
ING Solution 2035 Portfolio(2)
ING Solution 2040 Portfolio(2)	ING BALANCED PORTFOLIO, INC.
ING Solution 2045 Portfolio(2)	ING Balanced Portfolio
ING Solution 2050 Portfolio(2)
ING Solution 2055 Portfolio(2)	ING INTERMEDIATE BOND PORTFOLIO
ING Solution Aggressive Growth Portfolio(2)
ING Solution Conservative Portfolio(2)	ING MONEY MARKET PORTFOLIO(2)
ING Solution Growth Portfolio(2)
ING Solution Income Portfolio(2)	ING SERIES FUND, INC.
ING Solution Moderate Portfolio(2)	ING Alternative Beta Fund
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	ING Capital Allocation Fund(2)
ING T. Rowe Price Growth Equity Portfolio	ING Core Equity Research Fund
ING Templeton Foreign Equity Portfolio	ING Corporate Leaders 100 Fund
ING Thornburg Value Portfolio	ING Global Target Payment Fund(2)
ING UBS U.S. Large Cap Equity Portfolio	ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING PRIME RATE TRUST	ING Index Plus SmallCap Fund
ING Large Cap Growth Fund
ING RISK MANAGED NATURAL RESOURCES FUND	ING Money Market Fund(2)
ING Small Company Fund
ING SENIOR INCOME FUND
ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING SEPARATE PORTFOLIOS TRUST	ING Strategic Allocation Conservative Portfolio(2)
ING SPorts Core Fixed Income Fund	ING Strategic Allocation Growth Portfolio(2)
ING Strategic Allocation Moderate Portfolio(2)
ING VARIABLE INSURANCE TRUST
ING GET U.S. Core Portfolio — Series 8	ING VARIABLE FUNDS
ING GET U.S. Core Portfolio — Series 9	ING Growth and Income Portfolio
ING GET U.S. Core Portfolio — Series 10
ING GET U.S. Core Portfolio — Series 11	ING VARIABLE PORTFOLIOS, INC.
ING GET U.S. Core Portfolio — Series 12	ING Australia Index Portfolio
ING GET U.S. Core Portfolio — Series 13	ING BlackRock Science and Technology Opportunities Portfolio

(1)         Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement.  Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

(2)         As a (1) money market fund (“Money Market Fund”), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds’ proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

3

ING Emerging Markets Index Portfolio
ING Euro STOXX 50® Index Portfolio
ING FTSE 100 Index® Portfolio
ING Hang Seng Index Portfolio
ING Index Plus LargeCap Portfolio
ING Index Plus MidCap Portfolio
ING Index Plus SmallCap Portfolio
ING International Index Portfolio
ING Japan TOPIX Index® Portfolio
ING RussellTM Large Cap Growth Index Portfolio
ING RussellTM Large Cap Index Portfolio
ING RussellTM Large Cap Value Index Portfolio
ING RussellTM Mid Cap Growth Index Portfolio
ING RussellTM Mid Cap Index Portfolio
ING RussellTM Small Cap Index Portfolio
ING Small Company Portfolio
ING U.S. Bond Index Portfolio
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio

(1)         Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement.  Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

(2)         As a (1) money market fund (“Money Market Fund”), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds’ proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

4